UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2014 (August 19, 2014)
Commission File Number: 333-184233-14

CENTAUR GUERNSEY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	98-1022387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2014, Robert Hureau, Executive Vice President and Chief Financial Officer for the Company and each of its operating subsidiaries Kinetic Concepts, Inc., LifeCell Corporation and Systagenix Wound Management, Limited, notified the Company that he is resigning to pursue another career opportunity. Mr. Hureau will continue in his current role until his resignation becomes effective on September 23, 2014. At that time Mr. Hureau will also resign as a member of the board of directors for a number of the Company’s subsidiaries, including Kinetic Concepts, Inc. and KCI USA, Inc.

Item 8.01 Other Events.

A copy of the press release announcing Mr. Hureau’s resignation is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 25, 2014, issued by Centaur Guernsey L.P. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: August 25, 2014	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 25, 2014, issued by Centaur Guernsey L.P. Inc.